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                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-57612 and 33-32852) pertaining to the Dyersburg Corporation 1992 Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 33-74350) pertaining to the Dyersburg Corporation Stock Option Plan for Employees of Acquired Companies of our report dated May 19, 1997, except Note 12, as to which the date is July 15, 1997, with respect to the consolidated financial statements of AIH Inc. included in the Dyersburg Corporation Current Report on Form 8-K dated September 2, 1997, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP



Columbus, Georgia
September 8, 1997